Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

424B2

Oxford Lane Capital Corp.

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Common Stock, $0.01 par value per share	(1)	457(o)		$	$2,000,000,000.00	0.0001531	$306,200.00

Total Offering Amounts:							$2,000,000,000.00		306,200.00
Total Fees Previously Paid:									0.00
Total Fee Offsets:									22,517.35
Net Fee Due:									$283,682.65

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Offering Note(s)

(1)	Calculated in accordance with Rule 457(o), based on the proposed maximum aggregate offering price, and Rules 456(b) and 457(r) under the Securities Act of 1933, as amended.

Table 2: Fee Offset Claims and Sources

Line Item Type	Registrant or Filer Name	Notes	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	Oxford Lane Capital Corp.	(1)	N-2	333-272286	05/31/2023		$22,517.35	Equity	Common Stock, $0.01 par value per share		$204,331,676.44	$
Rule 457(p)
Fee Offset Sources	Oxford Lane Capital Corp.		N-2	333-272286		05/31/2023							22,517.35

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Offering Note(s)

(1)	Pursuant to the Registration Statement on Form N-2 (File No. 333-272286), which was initially filed on May 31, 2023 and amended on August 24, 2023 and October 4, 2023 (the “Prior Registration Statement”) registering the issue and sale of $1,000,000,000 of securities calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”). The registrant sold $795,668,323.56 of such securities under the Prior Registration Statement, leaving a balance of $204,331,676.44 of unsold securities, in respect of which the registrant paid a filing fee of $22,517.35 (based on the filing fee rate in effect at the time of the filing of the Prior Registration Statement) in connection with the filing of Prior Registration Statement. The registrant has terminated any offering that included the unsold securities under the Prior Registration Statement. On November 8, 2024, the registrant filed a Registration Statement on Form N-2 (File No. 333-283109) (the “Current Registration Statement”). On November 12, 2024, the registrant filed a prospectus supplement to the Current Registration Statement registering the issue and sale of $2,000,000,000 of shares of common stock calculated in accordance with Rule 457(o), based on the proposed maximum aggregate offering price, and Rule 457(r) under the Securities Act, pursuant a certain equity distribution agreement (the “November 2024 Prospectus Supplement”). The registrant is applying the $22,517.35 filing fee to this filing.